UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2023

BM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38633	82-3410369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 King of Prussia Road, Suite 650

Wayne, PA 19087

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 327-9515

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BMTX	NYSE American LLC
Warrants to purchase Common Stock	BMTX.W	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Reference is made to the Current Report on Form 8-K of BM Technologies, Inc. (the “Company”) dated January 26, 2023 and filed with the Securities and Exchange Commission on January 30, 2023 (the “Original Form 8-K”).

In the Original Form 8-K, the Company reported under Item 5.02 that, in connection with Robert Ramsey’s transition from Chief Financial Officer to a corporate development role, Mr. Ramsey’s new compensation arrangements associated with the transition had not been finalized and, therefore, were not available at that time.

On February 7, 2023, the Company and Mr. Ramsey entered into a Severance Agreement and General Release (the “Separation Agreement”) providing, in addition to certain customary terms and conditions, that Mr. Ramsey’s employment with the Company will end on March 31, 2023 (the “Separation Date”) and that, until the Separation Date, Mr. Ramsey will serve in the role of Head of Corporate Development for the Company and will receive his current base salary pro rata for such period. The Separation Agreement provides that upon satisfactory performance of the duties outlined through the Separation Date, Mr. Ramsey will receive the following payments less any applicable withholdings and deductions:

•	a severance payment of $63,462, which equates to 12 weeks of his current base salary;

•	reimbursement for four weeks of COBRA health insurance premiums;

•	payment for all earned and unused paid time off; and

•	a transition assistance bonus of $90,000, payable in two installments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BM Technologies, Inc.

Dated: February 13, 2023	By:	/s/ Luvleen Sidhu
Luvleen Sidhu
Chief Executive Officer

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